Exhibit 99.1
SelectQuote, Inc. Reports Third Quarter of Fiscal Year 2022 Results

Third Quarter of Fiscal Year 2022 – Consolidated Earnings Highlights

•Revenue of $275.1 million
•Net Loss of $6.4 million
•Adjusted EBITDA* of $13.0 million

•No update to Full-Year Fiscal 2022 Revenue, Net Loss and Adjusted EBITDA Guidance:
◦Revenue expected in a range of $810 million to $850 million
◦Net Loss expected in a range of $255 million to $236 million
◦Adjusted EBITDA* expected in a range of $(260) million to $(235) million

Third Quarter of Fiscal Year 2022 – Segment Highlights

Senior
•Revenue of $233.2 million
•Adjusted EBITDA* of $32.2 million
•Approved Medicare Advantage policies grew 48% Year-Over-Year

Life
•Revenue of $39.4 million
•Final expense premiums grew 15% Year-Over-Year

Auto & Home
•Revenue of $7.2 million
•Total Auto & Home premiums grew 4% Year-Over-Year

OVERLAND PARK, Kan., May 5, 2022--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the third quarter of fiscal year 2022 of $275.1 million compared to consolidated revenue for the third quarter of fiscal year 2021 of $265.3 million. Consolidated net loss for the third quarter of fiscal year 2022 was $6.4 million compared to consolidated net income for the third quarter of fiscal year 2021 of $35.2 million. Finally, consolidated Adjusted EBITDA* for the third quarter of fiscal year 2022 was $13.0 million, compared to consolidated Adjusted EBITDA* for the third quarter of fiscal year 2021 of $63.6 million.

Chief Executive Officer Tim Danker commented, “We were pleased with our third quarter results, which finished ahead of our internal expectations. During the quarter, we saw improved sales conversion rates and lower marketing cost per sale, which while early, gives us even more confidence about the steps we are taking to improve our operating and financial results. As we execute on our planned pullback in Medicare policy sales in the near term, we are focused now more than ever on delivering high-value business to our carrier partners and to improving the cash efficiency of our business. We are also thrilled with the continued momentum of the Population Health business, particularly our SelectRx pharmacy business, which ended April with over 23,000 members, a nearly 10-fold increase in less than a year.”

Raff Sadun, Chief Financial Officer, also commented, “As discussed on our second quarter call, a key aspect of our long-term strategy is to reduce the overall operating leverage of our business to deliver attractive returns in a wide range of potential market scenarios. We made major progress on that front during the quarter, identifying over $200 million in expense reduction opportunities, excluding our planned investments in the growth of our cash-efficient SelectRx business. Approximately 20% of those identified savings are fixed cost actions we already executed during the 3rd quarter. While we are not updating our 2022 guidance, so far we see similar trends in the fourth quarter and are more focused on full year 2023.”

*See reconciliation from GAAP to non-GAAP measures starting on page 11.

Segment Results

We currently report on three segments: 1) Senior, 2) Life and 3) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA.* Costs of revenue, marketing and advertising, and technical development operating costs and expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, and technical development operating costs and expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA* is calculated as total revenue for the applicable segment less: direct and allocated costs of revenue, marketing and advertising, technical development, and general and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; restructuring expenses; and non-recurring expenses such as severance payments and transaction costs.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2022	2021	% Change	2022	2021	% Change
Revenue	$233,172	$215,600	8%	$497,459	$604,309	(18)%
Adjusted EBITDA*	32,182	75,489	(57)%	(149,424)	218,946	(168)%
Adjusted EBITDA Margin*	14%	35%		(30)%	36%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take, such as providing additional information, before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2022	2021	% Change	2022	2021	% Change
Medicare Advantage	242,721	160,233	51%	678,827	454,772	49%
Medicare Supplement	1,389	3,738	(63)%	6,318	24,287	(74)%
Dental, Vision and Hearing	40,178	38,757	4%	122,214	101,819	20%
Prescription Drug Plan	1,079	1,568	(31)%	6,193	10,243	(40)%
Other	4,907	6,781	(28)%	11,436	12,603	(9)%
Total	290,274	211,077	38%	824,988	603,724	37%

*See reconciliation from GAAP to non-GAAP measures starting on page 11.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
	2022	2021	% Change	2022	2021	% Change
Medicare Advantage	196,377	132,950	48%	546,031	384,137	42%
Medicare Supplement	1,159	3,073	(62)%	4,654	19,849	(77)%
Dental, Vision and Hearing	34,486	34,517	—%	101,251	84,370	20%
Prescription Drug Plan	1,095	2,109	(48)%	5,315	9,556	(44)%
Other	3,836	5,129	(25)%	9,199	10,209	(10)%
Total	236,953	177,778	33%	666,450	508,121	31%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(dollars per policy):	2022	2021	% Change	2022	2021	% Change
Medicare Advantage	$933	$1,362	(31)%	$935	$1,290	(28)%
Medicare Supplement	949	1,345	(29)%	1,275	1,263	1%
Dental, Vision and Hearing	120	129	(7)%	123	140	(12)%
Prescription Drug Plan	229	213	8%	235	230	2%
Other	95	60	58%	77	95	(19)%

Per Unit Economics

Per unit economics represents total Medicare Advantage and Medicare Supplement commissions, other product commissions, other revenues, and costs associated with the Senior segment, each shown per number of approved Medicare Advantage and Medicare Supplement policies over a given time period. Management assesses the business on a per-unit basis to help ensure the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The Medicare Advantage and Medicare Supplement commission per MA/MS policy represents the lifetime value of commissions for policies sold in the period. Other commission per MA/MS policy represents the lifetime value of commissions for other products sold in the period, including dental, vision and hearing, prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Other per MA/MS policy represents the production bonuses, lead sales revenue from InsideResponse, and updated estimates of prior period variable consideration based on actual policy renewals in the current period. Total operating expenses per MA/MS policy represents all of the operating expenses within the Senior segment. The Revenue to customer acquisition cost (“CAC”) multiple represents total revenue per MA/MS policy as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows per unit economics for the periods presented. Based on the seasonality of the Senior segment and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per-MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles. These metrics are the basis on which management assesses the business:

	Twelve Months Ended March 30,
(dollars per approved policy):	2022	2021	% Change
Medicare Advantage and Medicare Supplement approved policies	636,195	464,653	37%
Medicare Advantage and Medicare Supplement commission per MA/MS policy	$963	$1,286	(25)%
Other commission per MA/MS policy	29	38	(24)%
Other per MA/MS policy	(14)	166	(108)%
Total revenue per MA/MS policy	978	1,490	(34)%
Total operating expenses per MA/MS policy	(1,173)	(947)	24%
Adjusted EBITDA per MA/MS policy*	$(195)	$543	(136)%
Adjusted EBITDA Margin per MA/MS policy*	(20)%	36%	(155)%
Revenue/CAC multiple	1.8X	3.1X

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2022	2021	% Change	2022	2021	% Change
Revenue	$39,400	$44,823	(12)%	$119,612	$121,917	(2)%
Adjusted EBITDA*	(1,888)	1,598	(218)%	2,265	16,385	(86)%
Adjusted EBITDA Margin*	(5)%	4%		2%	13%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

*See reconciliation from GAAP to non-GAAP measures starting on page 11.

The following table shows term and final expense premiums for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2022	2021	% Change	2022	2021	% Change
Term Premiums	$14,933	$19,043	(22)%	$45,990	$56,784	(19)%
Final Expense Premiums	28,532	24,817	15%	83,718	56,269	49%
Total	$43,465	$43,860	(1)%	129,708	113,053	15%

Auto & Home

Financial Results

The following table provides the financial results for the Auto & Home segment for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands)	2022	2021	% Change	2022	2021	% Change
Revenue	$7,152	$6,973	3%	$20,755	$23,752	(13)%
Adjusted EBITDA*	1,150	1,096	5%	3,957	6,863	(42)%
Adjusted EBITDA Margin*	16%	16%		19%	29%
Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the periods presented:

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands):	2022	2021	% Change	2022	2021	% Change
Premiums	$12,516	$12,010	4%	$36,358	$42,165	(14)%

*See reconciliation from GAAP to non-GAAP measures starting on page 11.

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community today, Thursday, May 5, 2022, beginning at 8:30 a.m. ET. To register for this conference call, please use this link: http://www.directeventreg.com/registration/event/1378747. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering a day in advance or at minimum 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss). We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that this non-GAAP financial measure helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of this non-GAAP financial measure. Accordingly, we believe that this financial measure provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Forward Looking Statement

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and claims, including IP litigation; our existing and future indebtedness; our ability to maintain compliance with or renegotiate or obtain waivers of our debt covenants; developments with respect to LIBOR; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health and property. SelectQuote pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin the company’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads. SelectQuote has three core business lines: SelectQuote Senior, SelectQuote Life and SelectQuote Auto and Home. SelectQuote Senior, the largest and fastest-growing business, serves the needs of a demographic that sees 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. In 2021, SelectQuote expanded its business with the addition of Population Health, a healthcare services company, and SelectRx, a specialty medication management pharmacy.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2022	June 30, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$199,359	$286,454
Accounts receivable	168,735	105,298
Commissions receivable-current	77,158	89,120
Other current assets	13,246	4,486
Total current assets	458,498	485,358
COMMISSIONS RECEIVABLE	761,138	756,777
PROPERTY AND EQUIPMENT—Net	45,558	29,510
SOFTWARE—Net	15,558	12,611
OPERATING LEASE RIGHT-OF-USE ASSETS	29,018	31,414
INTANGIBLE ASSETS—Net	36,022	40,670
GOODWILL	73,732	68,019
OTHER ASSETS	15,790	1,436
TOTAL ASSETS	$1,435,314	$1,425,795

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$27,445	$34,079
Accrued expenses	35,593	20,676
Accrued compensation and benefits	46,229	40,909
Operating lease liabilities—current	5,181	5,289
Current portion of long-term debt	7,169	2,360
Other current liabilities	2,079	5,504
Total current liabilities	123,696	108,817
LONG-TERM DEBT, NET—less current portion	699,386	459,043
DEFERRED INCOME TAXES	76,806	139,240
OPERATING LEASE LIABILITIES	35,301	38,392
OTHER LIABILITIES	3,533	11,743
Total liabilities	938,722	757,235

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,644	1,635
Additional paid-in capital	554,045	544,771
Retained earnings (accumulated deficit)	(68,684)	121,925
Accumulated other comprehensive income	9,587	229
Total shareholders’ equity	496,592	668,560
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,435,314	$1,425,795

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
REVENUE:
Commission	$222,538	$235,216	$495,494	$660,631
Production bonus and other	52,575	30,130	132,127	85,054
Total revenue	275,113	265,346	627,621	745,685

OPERATING COSTS AND EXPENSES:
Cost of revenue	119,459	71,439	359,732	206,605
Marketing and advertising	125,082	116,690	409,005	298,696
General and administrative	21,031	19,251	64,570	44,496
Technical development	6,436	4,860	18,675	13,458
Total operating costs and expenses	272,008	212,240	851,982	563,255

INCOME (LOSS) FROM OPERATIONS	3,105	53,106	(224,361)	182,430

INTEREST EXPENSE, NET	(12,179)	(7,355)	(31,300)	(20,898)
LOSS ON EXTINGUISHMENT OF DEBT	—	(3,315)	—	(3,315)
OTHER EXPENSE, NET	(23)	(349)	(177)	(1,545)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	(9,097)	42,087	(255,838)	156,672
INCOME TAX EXPENSE (BENEFIT)	(2,649)	6,852	(65,229)	31,846

NET INCOME (LOSS)	$(6,448)	$35,235	$(190,609)	$124,826

NET INCOME (LOSS) PER SHARE:
Basic	$(0.04)	$0.21	$(1.16)	$0.77
Diluted	$(0.04)	$0.21	$(1.16)	$0.75

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	164,083	163,023	163,914	162,705
Diluted	164,083	165,731	163,914	165,495

OTHER COMPREHENSIVE INCOME, NET OF TAX:
Gain on cash flow hedge	7,589	1,810	9,358	1,669
OTHER COMPREHENSIVE INCOME	7,589	1,810	9,358	1,669
COMPREHENSIVE INCOME (LOSS)	$1,141	$37,045	$(181,251)	$126,495

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(190,609)	$124,826
Adjustments to reconcile net income (loss) to net cash and cash equivalents used in operating activities:
Depreciation and amortization	17,957	11,260
Loss on disposal of property, equipment, and software	741	261
Share-based compensation expense	6,252	3,689
Deferred income taxes	(65,623)	31,702
Amortization of debt issuance costs and debt discount	4,217	2,482
Write-off of debt issuance costs	—	2,570
Fair value adjustments to contingent earnout obligations	—	1,487
Non-cash lease expense	3,065	2,869
Changes in operating assets and liabilities:
Accounts receivable	(62,803)	(49,224)
Commissions receivable	7,601	(251,188)
Other assets	(8,275)	4,349
Accounts payable and accrued expenses	8,096	26,223
Operating lease liabilities	(3,868)	(2,631)
Other liabilities	(1,113)	30,378
Net cash used in operating activities	(284,362)	(60,947)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(24,515)	(6,520)
Purchases of software and capitalized software development costs	(7,570)	(5,807)
Acquisition of business	(6,927)	(23,879)
Investment in equity securities	(1,000)	—
Net cash used in investing activities	(40,012)	(36,206)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Revolving Credit Facility	50,000	—
Payments on Revolving Credit Facility	(50,000)	—
Proceeds from DDTL Facility	242,000	—
Payments on DDTL Facility	(613)	—
Net proceeds from Term Loans	—	228,753
Payments on Term Loans	(1,180)	(84,118)
Payments on other debt	(130)	(189)
Proceeds from common stock options exercised and employee stock purchase plan	3,179	1,778
Payments of tax withholdings related to net share settlement of equity awards	(148)	(10,026)
Payments of debt issuance costs	(328)	(885)
Payments of costs incurred in connection with private placement	—	(1,771)
Payments of costs incurred in connection with initial public offering	—	(3,911)
Payment of contingent earnout liability	—	(32,300)
Payment of acquisition holdback	(5,501)	—
Net cash provided by financing activities	237,279	97,331
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(87,095)	178
CASH AND CASH EQUIVALENTS—Beginning of period	286,454	368,870
CASH AND CASH EQUIVALENTS—End of period	$199,359	$369,048

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended March 31, 2022
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$233,172	$39,400	$7,152	$(4,611)	$275,113
Operating expenses	(200,990)	(41,288)	(6,002)	(13,819)	(262,099)
Other expenses, net	—	—	—	(23)	(23)
Adjusted EBITDA	32,182	(1,888)	1,150	(18,453)	12,991
Share-based compensation expense					(2,143)
Non-recurring expenses					(703)
Depreciation and amortization					(6,679)
Loss on disposal of property, equipment, and software, net					(384)
Interest expense, net					(12,179)
Income tax benefit					2,649
Net loss					$(6,448)

	Three Months Ended March 31, 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$215,600	$44,823	$6,973	$(2,050)	$265,346
Operating expenses	(140,111)	(43,225)	(5,877)	(12,507)	(201,720)
Other expenses, net	—	—	—	(15)	(15)
Adjusted EBITDA	75,489	1,598	1,096	(14,572)	63,611
Share-based compensation expense					(1,429)
Non-recurring expenses					(4,667)
Fair value adjustments to contingent earnout obligations					(334)
Depreciation and amortization					(4,323)
Loss on disposal of property, equipment, and software					(101)
Interest expense, net					(7,355)
Loss on extinguishment of debt					(3,315)
Income tax expense					(6,852)
Net income					$35,235

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income (Loss) Reconciliation
(Unaudited)

	Nine Months Ended March 31, 2022
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$497,459	$119,612	$20,755	$(10,205)	$627,621
Operating expenses	(646,883)	(117,347)	(16,798)	(43,149)	(824,177)
Other expenses, net	—	—	—	(177)	(177)
Adjusted EBITDA	(149,424)	2,265	3,957	(53,531)	(196,733)
Share-based compensation expense					(6,252)
Non-recurring expenses					(2,857)
Depreciation and amortization					(17,957)
Loss on disposal of property, equipment, and software, net					(739)
Interest expense, net					(31,300)
Income tax benefit					65,229
Net loss					$(190,609)

	Nine Months Ended March 31, 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$604,309	$121,917	$23,752	$(4,293)	$745,685
Operating expenses	(385,363)	(105,532)	(16,889)	(34,771)	(542,555)
Other expenses, net	—	—	—	(58)	(58)
Adjusted EBITDA	218,946	16,385	6,863	(39,122)	203,072
Share-based compensation expense					(3,689)
Non-recurring expenses					(5,490)
Fair value adjustments to contingent earnout obligations					(1,487)
Depreciation and amortization					(11,260)
Loss on disposal of property, equipment, and software					(261)
Interest expense, net					(20,898)
Loss on extinguishment of debt					(3,315)
Income tax expense					(31,846)
Net income					$124,826

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)

Guidance net loss to Adjusted EBITDA reconciliation, year ending June 30, 2022:

(in thousands)	Range
Net Loss	$(255,000)	$(236,000)
Income tax benefit	(86,000)	(80,000)
Interest expense, net	43,000	43,000
Depreciation and amortization	22,000	22,000
Share-based compensation expense	11,000	11,000
Non-recurring expenses	5,000	5,000
Adjusted EBITDA	$(260,000)	$(235,000)